BARRY L. FRIEDMAN, P.C.
                        Certified Public Accountant


1582 TULITA DRIVE                           OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                    FAX NO. (702) 896-0278


                      CONSENT OF INDEPENDENT AUDITORS


To Whom It May Concern:
                                                          January 2, 2001

     The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of January 2, 2001, on the Financial Statements of Tell A Tale Incorporated, as of December 31, 2000,
In any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,

/s/ Barry L. Friedman

Barry L. Friedman
Certified Public Accountant